As filed with the Securities and Exchange Commission on January 21, 2021
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER
THE SECURITIES ACT OF 1933

APPLIED DNA SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	59-2262718 (IRS Employer Identification Number)

50 Health Sciences Drive
Stony Brook, New York 11790
(631) 240-8800
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

James A. Hayward, Ph.D., Sc.D., Chief Executive Officer
Applied DNA Sciences, Inc.
50 Health Sciences Drive
Stony Brook, New York 11790
(631) 240-8800
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:
Merrill M. Kraines, Esq.
Troutman Pepper Hamilton Sanders LLP
875 Third Avenue
New York, New York 10022
Telephone: 212-808-2711
Facsimile: 212-658-9982

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (“Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.  ☐

If this Form is a Registration Statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☐	Accelerated Filer	☐

Non-Accelerated Filer	☒	Smaller Reporting Company	☒

Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until we shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement becomes effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per unit (2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common stock, par value $0.001 per share (3)	259,000	$9.08	$2,350,425	$256.86

Total	259,000	$9.08	$2,350,425	$256.86

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the securities being registered hereunder also include such indeterminate number of additional shares of common stock as may from time to time be issued after the date hereof as a result of stock splits, stock dividends, recapitalizations or similar transactions.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) of the Securities Act, based on the average of the high and low prices of the common stock of the registrant as reported on The Nasdaq Capital Market on January 14, 2021.

(3) Represents shares of our common stock offered by the Selling Stockholders issuable upon the exercise of warrants to purchase common stock issued to the Selling Stockholders in a private placement.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this prospectus is not complete and may be changed. The selling stockholders named in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 20, 2021

PROSPECTUS

APPLIED DNA SCIENCES, INC.

259,000 SHARES OF COMMON STOCK ISSUED PURSUANT TO THE EXERCISE OF WARRANTS

This prospectus relates to the resale by the selling stockholders named herein, including their transferees, pledgees or donees, or their respective successors, of up to 259,000 shares (the “Shares”) of Applied DNA Sciences, Inc. (the “Company”)’s common stock, $.001 par value, issuable upon the exercise of warrants (the “Warrants”) to purchase 259,000 shares of common stock. Dillon Hill Capital, LLC and its affiliate, Dillon Hill Investment Company LLC, are collectively, the “Selling Stockholders”. For information about the Selling Stockholders, see “Selling Stockholders” on page 21.

Our common stock offered by the Selling Stockholders will be issued pursuant to the exercise of Warrants in accordance with their terms. The Warrants were issued in connection with certain Warrant Exercise Agreements entered into by us with each of the Selling Stockholders. See “Private Placement of Warrants.”

We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of common stock by the Selling Stockholders, except for funds received from the exercise of Warrants held by the Selling Stockholders, if and when exercised for cash.

The Selling Stockholders may sell shares of common stock (the “Securities”) from time to time in the principal markets on which the common stock is quoted at the prevailing market price, at prices related to prevailing market prices or in negotiated transactions.

The Selling Stockholders may sell shares to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders, the purchasers of the shares, or both.

We are registering the offer and sale of the Securities pursuant to certain registration rights granted to the Selling Stockholders. The timing and amount of any sale of common stock is within the sole discretion of each Selling Stockholder. We do not know when or in what amount the Selling Stockholders may offer the Securities for sale. We will pay the expenses of registering these Securities, including legal and accounting fees. All selling and other expenses incurred by the Selling Stockholders will be borne by the Selling Stockholders. See “Plan of Distribution.”

Our common stock is traded on The Nasdaq Capital Market under the symbol “APDN”. On January 14, 2021, the closing sales price for our common stock on The Nasdaq Capital Market was $8.91 per share.

The purchase of the common stock offered through this prospectus involves a high degree of risk. You should consider carefully the risk factors beginning on page 15 of this prospectus before purchasing any of the securities offered by this prospectus.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 20, 2021.

ABOUT THIS PROSPECTUS

The information contained in this prospectus is not complete and may be changed. You should rely only on the information provided in or incorporated by reference in this prospectus, in any prospectus supplement or in a related free writing prospectus, or documents to which we otherwise refer you. We have not authorized anyone else to provide you with different information.

We have not authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement or any related free writing prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or an accompanying prospectus supplement or any related free writing prospectus. This prospectus and any accompanying prospectus supplement and any related free writing prospectus, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying prospectus supplement and any related free writing prospectus, if any, constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and any accompanying prospectus supplement and any related free writing prospectus, if any, is accurate on any date subsequent to the date set forth on the front of such document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement and any related free writing prospectus is delivered or securities are sold on a later date.

We have not done anything that would permit this offering or possession or distribution of this prospectus or any free writing prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourself about and to observe any restrictions relating as to this offering and the distribution of this prospectus and any such free writing prospectus outside the United States.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

In this prospectus “Applied DNA,” the “Company,” “we,” “us” and “our” refer to Applied DNA Sciences, Inc. and its subsidiaries.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any applicable prospectus supplement or free writing prospectus and the documents incorporated by reference herein and therein contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are intended to qualify for the “safe harbor” created by those sections. In addition, we may make forward-looking statements in other documents filed with or furnished to the SEC, and our management and other representatives may make forward-looking statements orally or in writing to analysts, investors, representatives of the media and others. These statements relate to future events or to our future operating or financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements.

Forward-looking statements can generally be identified by the fact that they do not relate strictly to historical or current facts and include, but are not limited to, statements using terminology such as “can”, “may”, “could”, “should”, “assume”, “forecasts”, “believe”, “designed to”, “will”, “expect”, “plan”, “anticipate”, “estimate”, “potential”, “position”, “predicts”, “strategy”, “guidance”, “intend”, “seek”, “budget”, “project” or “continue”, or the negative thereof or other comparable terminology regarding beliefs, plans, expectations or intentions regarding the future, including risks relating to the continuing outbreak of the coronavirus (COVID-19). You should read statements that contain these words carefully because they:

•	discuss our future expectations;

•	contain projections of our future results of operations or of our financial condition; and

•	state other “forward-looking” information.

We believe it is important to communicate our expectations. However, forward-looking statements are based on our current expectations, assumptions, estimates and projections about our business and our industry and are subject to known and unknown risks, uncertainties and other factors. Accordingly, our actual results and the timing of certain events may differ materially from those expressed or implied in such forward-looking statements due to a variety of factors and risks, including, but not limited to, those set forth under “Risk Factors” and “Prospectus Summary – Our Company” set forth in this prospectus and those set forth from time to time in our other filings with the SEC.

Our forward-looking statements address, among other things:

•	our expectations of future revenues, expenditures, capital or other funding requirements;

•	the adequacy of our cash and working capital to fund present and planned operations and growth;

•	our business strategy and the timing of our expansion plans;

•	our expectations concerning product candidates for our technologies;

•	our expectations concerning existing or potential development and license agreements for third-party collaborations and joint ventures;

•	our expectations of when different phases of clinical activity may commence and conclude;

•	the effect of governmental regulations generally;

•	our expectations of when regulatory submissions may be filed or when regulatory clearances or approvals may be received; and

•	our expectations of when or if we will become profitable.

Any or all of our forward-looking statements may turn out to be wrong. They may be affected by inaccurate assumptions that we might make or by known or unknown risks and uncertainties. Actual outcomes and results may differ materially from what is expressed or implied in our forward-looking statements. Among the factors that could affect future results are:

•	the inherent uncertainties of product development based on our new and as yet not fully proven technologies;

•	the risks and uncertainties regarding the actual effect on humans of seemingly safe and efficacious formulations and treatments when tested clinically;

•	the inherent uncertainties associated with clinical trials of product candidates;

•	the inherent uncertainties associated with the process of obtaining regulatory clearance or approval to market product candidates;

•	the inherent uncertainties associated with commercialization of products that have received regulatory clearance or approval;

•	economic and industry conditions generally and in our specific markets;

•	the volatility of, and decline in, our stock price; and

•	our current lack of financing for operations and our ability to obtain the necessary financing to fund our operations and effect our strategic development plan.

All forward-looking statements and risk factors included in this prospectus and the documents incorporated herein by reference are made as of the date hereof, or in the case of documents incorporated by reference, the original date of any such documents, based on information available to us as of such date, and we assume no obligations to update any forward-looking statement or risk factor, unless we are required to do so by law. If we do update one or more forward-looking statements, no inference should be drawn that we will make updates with respect to other forward-looking statements or that we will make any further updates to those forward-looking statements at any future time.

Any of the assumptions underlying the forward-looking statements contained in this prospectus and the documents incorporated herein by reference could prove inaccurate and, therefore, we cannot assure you that the results contemplated in any of such forward-looking statements will be realized. Based on the significant uncertainties inherent in these forward-looking statements, the inclusion of any such statement should not be regarded as a representation or as a guarantee by us that our objectives or plans will be achieved, and we caution you against relying on any of the forward-looking statements contained herein.

PROSPECTUS SUMMARY

This summary highlights certain information about us, this offering and information appearing elsewhere in this prospectus and in the documents we incorporate by reference in this prospectus. This summary is not complete and does not contain all of the information that you should consider before investing in our securities. After you carefully read this summary, to fully understand our company and this offering and its consequences to you, you should read this entire prospectus and any related free writing prospectus authorized by us, including the information referred to under the heading “Risk Factors” in this prospectus beginning on page 15, and any related free writing prospectus, as well as the other documents that we incorporate by reference into this prospectus, including our financial statements and the notes to those financial statements, which are incorporated herein by reference from our Annual Report on Form 10-K for the year ended September 30, 2020, filed on December 17, 2020. Please read “Where You Can Find More Information” on page 26 of this prospectus.

Our Company

Overview

Our proprietary PCR-based DNA LinearDNATM manufacturing platform produces large quantities of DNA for use in nucleic acid-based in vitro medical diagnostics and preclinical nucleic acid-based drug development and manufacturing markets (“Biotherapeutic Contract Research and Manufacturing”) and for supply chain security, anti-counterfeiting and anti-theft technology purposes (“Non-Biologic Tagging”). In response to the SARS-CoV-2 (“COVID-19”) pandemic, the Company developed a PCR-based molecular diagnostic test for COVID-19, which was granted Emergency Use Authorization (EUA) by the U.S. Food and Drug Administration (“FDA”) in May 2020. The Company currently manufactures and sells its EUA authorized COVID-19 molecular diagnostic test kit under the LineaTM COVID-19 Assay Kit trademark (“COVID-19 Diagnostic Testing”). In addition, and in further response to the COVID-19 pandemic, the Company developed and is currently offering non-diagnostic COVID-19 pooled surveillance testing to detect instances of COVID-19 in defined populations. The Company’s COVID-19 pooled surveillance testing services are currently offered under the safeCircleTM trademark (“COVID-19 Surveillance Testing”). The Company is also developing an invasive circulating tumor cell capture and identification technology (“iCTC Technology”) which uses a patented functional assay to capture live invasive circulating tumor cell and associated lymphocytes that can be identified and expanded for further analysis.

Applied DNA’s LinearDNATM PCR platform is capable of producing large scale DNA, which we believe offers many benefits over the limitations of other large scale DNA manufacturing systems, including:

•	Speed – Production of DNA via the LinearDNATM platform can be measured in terms of hours, not days and weeks like other large scale DNA manufacturing platforms.

•	Scale – The LinearDNATM platform is flexible and can be adapted to encompass large quantity production.

•	Purity – DNA produced via PCR is pure, resulting in only large quantities of the target DNA sequence. Unwanted DNA sequences such as bacterially-derived DNA are not present.

•	Customization – DNA produced via PCR can be easily chemically modified to suit specific customer applications.

Biotherapeutic Contract Research and Manufacturing

Our patented continuous flow PCR systems and other proprietary PCR-based production technology and post-processing systems that comprise the LinearDNATM platform allows for the large-scale production of specific DNA sequences. The LinearDNATM platform is currently being used for customers to manufacture DNA as components of in vitro diagnostic tests and for preclinical nucleic acid-based drug development in the fields of adoptive cell therapies (CART and TCR therapies), DNA vaccines (anti-viral and cancer), RNA therapies, clustered regularly interspaced short palindromic repeats (CRISPR) based therapies and gene therapies. We believe our LinearDNATM platform confers a distinct competitive advantage in cost, cleanliness, and time-to-market as compared to other DNA manufacturing systems.

We provide preclinical contract research and manufacturing services for the nucleic acid-based therapeutic markets. We work with biotech and pharmaceutical companies to convert plasmid-based and/or viral transduction-based preclinical biotherapeutics into PCR-produced linear DNA-based forms that can be produced on our LinearDNATM platform. In addition, we provide contract research services to RNA based drug and biologic customers for preclinical studies. These services include the design, development and manufacture of PCR-produced DNA templates for RNA. In addition, we also use our LinearDNATM platform to produce very large gram-scale quantities of DNA for the in vitro diagnostic market where our DNA is used for both commercially available diagnostics and diagnostics under development.

We also seek to develop, acquire, and commercialize, ourselves or with partners, a diverse portfolio of nucleic acid-based therapeutics based on PCR-produced linear DNA to improve existing nucleic acid-based therapeutics or to create new nucleic acid-based therapeutics that address unmet medical needs. We are currently directly engaged in preclinical drug candidate development activities focusing on therapeutically-relevant DNA constructs manufactured via our LinearDNATM platform in the fields of DNA-based anti-viral and anti-cancer vaccines, CAR-T cell immunotherapy and the manufacture of rAAV vectors for gene therapy.

We are also engaged in preclinical and animal drug candidate development activities focusing on therapeutically relevant DNA constructs manufactured via our PCR-based production platform. We seek to develop, acquire and commercialize, alone or with partners, a diverse portfolio of nucleic acid-based therapeutics based on PCR-produced linear DNA which we believe will improve existing nucleic acid-based therapeutics or create new nucleic acid-based therapeutics that address unmet medical needs. To this end, we are currently working with our development partners Takis S.R.L. and Evvivax S.R.L. (“Takis/Evvivax”) to develop an amplicon-based linear DNA vaccine for COVID-19 that would be manufactured on our LinearDNATM platform. Together with our development partners, our amplicon-based linear COVID-19 vaccine candidate has shown efficacy in preclinical cell and small animal studies. In September 2020, we entered into an Animal Clinical Trial Agreement with Takis/Evvivax and with Veterinary Oncology Services, PLLC, an affiliate of Guardian Veterinary Specialists (“GVS”), a multi-specialty veterinary hospital. In November 2020, we, together with Takis/Evvivax and GVS, announced receipt of approvals from the New York State Department of Agriculture and Markets and the U.S. Department of Agriculture (“USDA”) on an advanced clinical strategy to conduct a veterinary trial of a vaccine candidate. Our jointly-developed amplicon-based DNA vaccine for COVID-19 is expected to start veterinary clinical trials in domestic feline cats by early 2021, with the end goal of applying for a USDA Animal and Plant Health Inspection Service conditional license to enable commercial veterinary sales for domestic felines.

COVID-19 Diagnostic Testing

On May 13, 2020 we received an EUA from the FDA for the clinical use of the LineaTM COVID-19 Assay Kit for the qualitative detection of nucleic acid from SARS-CoV-2 in respiratory specimens including anterior nasal swabs, self-collected at a healthcare location or collected by a healthcare worker, and nasopharyngeal and oropharyngeal swabs, mid-turbinate nasal swabs, nasopharyngeal washes/aspirates or nasal aspirates, and bronchoalveolar lavage specimens collected by a healthcare worker from individuals who are suspected of COVID-19 by their healthcare provider. Under the EUA, testing is limited to laboratories certified under the Clinical Laboratory Improvement Amendments of 1988, 42 U.S.C. §263a (“CLIA”), that meet requirements to perform high complexity tests, which certification we have applied for but have not yet obtained. As a result, we currently can sell the tests to CLIA laboratories that satisfy such requirements to perform high complexity tests, but we cannot currently perform the test for the purpose of providing patient specific results. Subsequently, during July and November 2020, we were granted EUA amendments that expand the installed base of PCR equipment platforms on which our Linea™ COVID-19 Assay Kit can be processed and significantly increased the daily testing capacity of the Linea™ COVID-19 Assay Kit through the use of automation. The scope of the EUA, as amended, is expressly limited to use consistent with the Instructions for Use by authorized laboratories, certified under CLIA to perform high complexity tests. The EUA will be effective until the declaration that circumstances exist justifying the authorization of the emergency use of in vitro diagnostics for detection and/or diagnosis of COVID-19 is terminated or until the EUA’s prior termination or revocation. Our Linea™ COVID-19 Assay Kit has not been FDA cleared or approved, and the EUA’s limited authorization is only for the detection of nucleic acid from SARS-CoV-2, not for any other viruses or pathogens. We currently manufacture the LineaTM COVID-19 Assay Kit at our facilities in Stony Brook, New York.

On September 29, 2020 we announced that we had entered into a Master Services Agreement with Stony Brook University Hospital to supply the LineaTM COVID-19 Assay Kit and related automation systems.

COVID-19 Surveillance Testing

Starting in July 2020, the Company under its wholly-owned subsidiary, Applied DNA Clinical Labs LLC (“ADCL”), began offering COVID-19 pooled surveillance testing to customers as a Testing-as-a-Service (TaaS) offering branded under the safeCircleTM trademark. Unlike diagnostic testing, which looks for the occurrence of COVID-19 at the individual level, safeCircleTM surveillance testing looks for infections within a defined population or community and can be used for making health management decisions at the population level. safeCircleTM surveillance testing uses high-sensitivity pooled COVID-19 testing utilizing the Linea™ COVID-19 Assay Kit. Under the safeCircleTM surveillance testing service, pooled test results are returned to the sponsoring organization in the aggregate only, not directly to the participating individuals, and may be performed without CLIA certification. Once potentially infected portions of a defined population are identified by the safeCircleTM surveillance testing service, the individuals comprising the potentially infected portions of the defined population are referred to follow on diagnostic testing at a clinical lab to obtain individual results. ADCL is offering its safeCircleTM surveillance testing in compliance with current CDC, FDA, CMS and New York State Department of Health recommendations. The use of pooled sampling procedures for the safeCircleTM surveillance testing service has been internally validated by ADCL in compliance with current CDC guidance. The use of pooled sampling procedures is not included in the LineaTM COVID-19 Assay Kit EUA.

We seek to commercialize the safeCircleTM surveillance testing TaaS offering with institutional clients such as schools, colleges and businesses. We currently provide safeCircleTM surveillance testing to several private schools, New York State-based small enterprises and college athletic programs.

Clinical Testing Laboratory

Under our ADCL subsidiary, we have applied to the New York State Department of Health for all necessary licensing to operate a New York State clinical diagnostics laboratory. These applications are currently pending. Until this licensing is obtained, we will be unable to operate a clinical diagnostic laboratory and cannot provide individual patient testing results. The New York State Department of Health performed its initial inspection of our clinical laboratory and identified deficiencies in the clinical standard of practice. These deficiencies need to be rectified before we can submit a request for re-inspection. We are working to rectify these deficiencies now. Through ADCL, we seek to further commercialize our EUA authorized LineaTM COVID-19 Assay Kit and our iCTC Technology.

iCTC Technology

We seek to further develop, manufacture and commercialize our Vita-AssayTM iCTC Technology acquired from Vitatex, Inc. in August 2019. Our iCTC Technology uses a patented functional assay to capture live invasive circulating tumor cell and associated lymphocytes that can be identified and expanded for further analysis, including genetic sequencing. We believe our iCTC Technology can be used as an early cancer diagnostic tool, to facilitate cancer disease progression monitoring, to assess metastatic tumor risk and to discover epitopes to serve as targets for nucleic-acid based immunotherapies. Our iCTC Technology has been used and is currently being used in a human cancer drug candidate clinical trial to monitor cancer disease progression in the trial subjects as a Research Use Only diagnostic assay. We believe our iCTC Technology has several advantages over existing in vitro circulating tumor cell diagnostic technologies that do not capture live iCTC cells. The Company seeks to further develop and commercialize this technology and to potentially integrate aspects of the iCTC Technology with the LinearDNATM platform for cancer research and nucleic-acid based drug development.

Non-Biologic Tagging and Security Products and Services

Our supply chain security business allows our customers to use non-biologic DNA (molecular) tags manufactured on our LinearDNATM platform to mark objects in a unique manner and then identify these objects by detecting the absence or presence of the molecular tag. We believe our molecular tags are not economically feasible nor practical to replicate, and that our disruptive tracking platform offers broad commercial relevance across many industry verticals.

The underlying strategy in our tagging business is to become an authenticity and traceability platform provider for large complex supply chains, particularly in process industries in which contracts for our products and services are typically larger and recurring over longer duration as compared to our historic norms, where the benefits to customers and consumers are more significant, and where our forensic security and traceability offer a unique and protected value. Using our tagging products and technology, manufacturers, brands, and other stakeholders can ensure authenticity and protect against diversion throughout a product’s journey from manufacturer to use.

SigNature® Molecular Tags, SigNature® T Molecular Tags, fiberTyping®, SigNify® Beacon® and CertainT® comprise our principal Non-Biologic tagging and security technology platform.

Signature Molecular Tags

SigNature® molecular tags manufactured via our LinearDNATM platform form the core of our supply chain security technology platform. They provide forensic power and protection for a wide array of applications. Highly secure, robust and durable, SigNature® molecular tags are an ingredient that can be used to fortify brand protection efforts; strengthen supply chain security; and mark, track and convict criminals. Through our SigNature® molecular tags, custom DNA sequences can be embedded into a wide range of host carriers including natural and synthetic materials such as cotton, leather, cannabis, ink, varnish, thread, metal coatings, and pharmaceuticals and nutraceuticals. SigNature® molecular tag formulations are made to be resistant to challenging environments such as heat, cold, vibration, abrasion, organic solvents, chemicals, UV radiation and other extreme environmental conditions, and can be identified for numerous years after being embedded directly into or on an item. The sequence of each individual molecular tag is recorded and stored in a secure database so that we can later detect it to obtain definitive proof of the presence or absence of a specific molecular tag using a simple in-field test, or in our laboratories. Our in-lab forensic testing capability delivers Certificate of DNA Authentication (“CODA”) or an expert witness report, with expert witness services for some cases. Because DNA can be amplified with high fidelity, only minute quantities of our molecular tags extracted from our customers’ goods are necessary for successful analysis and authentication. As a result, SigNature® molecular tags can fold seamlessly into production and logistics workflows at extremely low concentrations.

Our SigNature® molecular tags can be uniquely designed for specific industries. For example, our SigNature® T molecular tags, designed for textiles and apparel industry, are specially engineered to adhere tenaciously to textile substrates, which make them resistant to standard textile production conditions. The result is an enduring forensic level molecular tag that remains present from the fiber stage through to the finished product. Overall SigNature® molecular tags now exist on hundreds of millions of commodity goods ranging from consumer product packaging to microcircuits to cotton and synthetic fibers.

SigNify®

SigNify® IF portable DNA readers and SigNify® consumable reagent test kits provide definitive real-time authentication of molecular tags in the field, providing a front-line solution for supply chain integrity backed with forensic-level molecular tag authentication.

CertainT®

The CertainT® trademark indicates the use of our tagging, testing and tracking platforms and solutions, enabling manufacturers, brands and trade organizations to convey proof of their product claims.

CertainT® and other customer applications include the use of a software platform that enables customers to manage the security of company-marked goods from point of marking to point of authentication or validation to end of life. The base platform is configurable to customer requirements. Basic functions offered include molecular tag inventory management, program training and communications, a database of marked items information, associated documents and images, chain of custody and location tracking, sample authentication processing and CODA downloads, and other administrative functions.

Recent Developments

FDA Alert and Letter Regarding the Linea™ COVID-19 Assay Kit and COVID-19 Mutations

On December 29, 2020 the Company received a letter (the “FDA Information Request”)  from the FDA requesting certain information about the potential impact of the 69—70del SARS-CoV-2 (“COVID-19”) mutation (the “69—70del mutation”) on the performance of the Linea™ COVID-19 Assay Kit. The 69—70del mutation is a mutation in the S-gene of COVID-19 that is found in several variants of COVID-19, including, but not limited to the so called “UK Variant,” whose technical designation is UK COV202012/01 or the B.1.1.7 variant.  The B.1.1.7 variant contains many mutations, including the 69—70del mutation.  The B.1.1.7 variant has been associated with an increased risk of transmission.  As a result, early identification of individuals potentially infected with this variant is important because it could reduce further transmission of COVID-19.

In response to the FDA Information Request, the Company performed analysis of the Linea™ COVID-19 Assay Kit’s performance in the presence of the 69—70del mutation. Results showed that sensitivity of one of the Linea™ COVID-19 Assay Kit’s two targets, specifically the S1 target, was highly diminished in the presence of the 69—70del mutation. The sensitivity of the Linea™ COVID-19 Assay Kit’s other target (S2) was not impacted by the mutation. This results in a detection pattern in the presence of the 69—70del mutation where the sensitivity of the Linea™ COVID-19 Assay Kit’s S1 target is highly reduced as compared to the sensitivity of the Linea™ COVID-19 Assay Kit’s S2 target (“S-gene target dropout”). While reduced sensitivity with molecular diagnostics is typically not desirable, with certain multi-target COVID-19 molecular diagnostic tests such as the Linea™ COVID-19 Assay Kit, reduced sensitivity in regard to one target allows viral variants to be identified while still detecting the presence of COVID-19 via the assay’s other target(s). On December 31, 2020, the Company responded to the FDA Information Request informing the FDA of the Linea™ COVID-19 Assay Kit’s S-gene target dropout in the presence of the 69—70del mutation.

On January 8, 2021, the FDA issued an Alert to Health Care Providers and Clinical Laboratory Staff (the “FDA Alert”) regarding the potential impact of COVID-19 mutations on the accuracy of COVID-19 molecular diagnostic tests. Coincident with the FDA Alert, the FDA also issued a Letter to Health Care Providers and Clinical Laboratory Staff (the “FDA Letter”). The FDA Alert and the FDA Letter advised that false negatives are a risk with all laboratory tests, including COVID-19 molecular diagnostic tests. The FDA further advised that false negatives can occur with any COVID-19 molecular diagnostic test if a mutation occurs in the region of the virus that the test is designed to assess. The FDA explained that the potential for false negatives with COVID-19 molecular diagnostics may be increased with tests that only assess a single region of the COVID-19 virus as compared to tests that assess more than one region of the virus. The FDA stated that it believes the overall impact of COVID-19 mutations on testing accuracy will be low.

The FDA Alert and the FDA Letter also stated that FDA is conducting continuous data analysis to evaluate all currently EUA authorized molecular tests in light of COVID-19 mutations. Based on the FDA’s own analysis and input from manufacturers, the FDA Alert and the FDA Letter identified three EUA authorized molecular diagnostic tests that might be impacted by currently known COVID-19 mutations. The FDA Alert and the FDA Letter stated that the Linea™ COVID-19 Assay Kit and one other molecular diagnostic test exhibit S-gene target dropout detection patterns when certain COVID-19 variants are present, including variants with the 69—70del mutation, which includes the B.1.1.7 variant.  The FDA Letter further stated that this detection pattern may help with the early identification of new COVID-19 variants in patients, including variants with the 69—70del mutation, which could help to reduce the further spread of COVID-19. The FDA Letter further noted that when the S-gene target dropout is observed in patient samples tested with the identified kits such samples should be considered for further characterization via full genetic sequencing, which would allow for identification of the specific variant at issue. The FDA letter further concluded that due to the identified kits’ multi-target design, overall test sensitivity should not be impacted.

Preliminary First Quarter 2021 Results

On January 4, 2021, the Company announced that it expects revenues for the first fiscal quarter of 2021 ended December 31, 2020, to be in the range of $1.3 million to $1.6 million compared to revenues of $314,000 in the fourth quarter of fiscal 2020. The sequential growth in quarterly revenues is driven principally by demand for safeCircle™, the pooled COVID-19 surveillance testing program offered by the Company’s subsidiary, ADCL, and from sales of its Linea™ COVID-19 Assay Kit under EUA by the FDA EUA). These preliminary unaudited results are based on management’s initial analysis of operations for the first fiscal quarter of 2021 ended December 31, 2020, and are subject to review and revision. The Company expects to issue full financial results for the first fiscal quarter of 2021 in mid-February.

SUMMARY OF RISKS

Our business is subject to numerous risks and uncertainties, discussed in more detail in the section “Risk Factors.” These risks include, among others, the following key risks:

•	The COVID-19 global pandemic may continue to materially and adversely impact our business, financial condition and results of operations.

•	Our ability to continue as a going concern.

•	We have a history of net losses.

•	We have not produced significant revenues. This makes it difficult to evaluate our future prospects and increases the risk that we will not be successful.

•	Our opportunities in medical devices, pharmaceuticals and biologics will require substantial additional funding. We may not be successful in our efforts to create a pipeline of product candidates or to develop commercially successful products. If we fail to successfully identify, finance and develop product candidates, our commercial opportunities in medical devices, pharmaceuticals and biologics may be limited.

•	Our LineaTM COVID-19 Assay Kit is being sold under a FDA EUA which could be revoked or terminated by the FDA at any time and will cease to be effective once the public health emergency justifying its use ends.

•	Our COVID-19 Surveillance Testing may become obsolete for a variety of reasons, including an end to the current pandemic. The utility will also be diminished if positivity rates reach levels high enough to render surveillance testing ineffective or inefficient.

•	Our LineaTM COVID-19 Assay Kits could become obsolete or their utility could be significantly diminished.

•	Medical device, pharmaceutical and biologic products are highly complex, and if we or our collaborators and customers are unable to provide quality and timely offerings to our respective customers, our business could suffer.

•	Pharmaceutical and biologic-related revenue will be dependent on our collaborators’ and customers’ demand for our manufacturing services.

•	The markets for our medical devices, drug and biologic candidates and linear DNA are very competitive, and we may be unable to continue to compete effectively in these industries in the future.

•	The markets for our supply chain security and product authentication solutions are very competitive, and we may be unable to continue to compete effectively in these industries in the future.

•	Intellectual property litigation could harm our business, financial condition and results of operations.

•	Our joint pursuit of a potential vaccine for COVID-19 is at an early stage and may be unable to produce a vaccine that successfully treats the virus in a timely manner, if at all, and compete successfully with vaccines developed by larger companies.

•	Medical device, pharmaceutical and biologic-related revenue is generally dependent on regulatory authorization, clearance or approval, oversight and compliance.

•	The regulatory authorization, clearance and approval processes of the FDA and comparable foreign regulatory authorities are lengthy, time consuming, and inherently unpredictable. If we are ultimately unable to obtain regulatory authorization, clearance or approval for our product candidates, we will be unable to generate product revenue from the related product candidates and our business may be substantially harmed.

•	If the FDA were to begin to enforce regulation of Laboratory Developed Tests (“LDTs”), we could incur substantial costs and delays associated with trying to obtain pre-market clearance or approval and costs associated with complying with post-market requirements if clearance or approval is ever obtained.

•	If we are unable to obtain laboratory licensure or we fail to comply with laboratory licensing requirements, we would not be able to offer clinical diagnostic testing services.

•	If we fail to comply with healthcare laws, we could face substantial penalties and our business, operations and financial conditions could be adversely affected.

•	We need to expand our sales, marketing and support organizations to increase market acceptance of our products and services.

•	If we are unable to continue to retain the services of Dr. Hayward, we may not be able to continue our operations.

•	We may have conflicts of interest with our affiliates and related parties, and in the past we have engaged in transactions and entered into agreements with affiliates that were not negotiated at arms’ length.

In addition to the above key factors, as well as other variables affecting our operating results and financial condition, past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. The statements above and the statements included in “Risk Factors” are important factors that could cause actual results or events to differ materially from those contained in any forward-looking statements made by us or on our behalf. The risks and uncertainties described above and in “Risk Factors” are not the only ones we face. In addition to the factors discussed elsewhere in this prospectus and our other reports and documents filed with the SEC, risks and uncertainties not presently known to us or that we may currently deem immaterial also may impair our business, financial condition, operating results and/or stock price. If any of the risks and uncertainties described above or in “Risk Factors” actually occurs, our business, financial condition, operating results and/or stock price could be harmed. In the foregoing factors and in “Risk Factors”, “volatility in our share price”, “adverse impact on the price (or value) of our shares”, “decline in the price of our common stock” and similar terms also refer to our warrants and shares to be received upon exercise of our warrants.

CORPORATE INFORMATION

We are a Delaware corporation, which was initially formed in 1983 under the laws of the State of Florida as Datalink Systems, Inc. In 1998, we reincorporated in the State of Nevada, and in 2002, we changed our name to our current name, Applied DNA Sciences, Inc. In December 2008, we reincorporated from Nevada to the State of Delaware. LineaRx, Inc. was incorporated in Delaware on September 11, 2018. ADCL was formed in Delaware on June 12, 2020.

Our corporate headquarters are located at the Long Island High Technology Incubator at Stony Brook University in Stony Brook, New York, where we established laboratories for the manufacture of molecular tags, product prototyping, molecular tag authentication, bulk DNA production, as well the manufacture of our Linea™ COVID-19 Assay Kit and the performance of our COVID-19 Surveillance Testing. The address of our corporate headquarters is 50 Health Sciences Drive, Stony Brook, New York 11790, and our telephone number is (631) 240-8800. We maintain a website at www.adnas.com where general information about us is available. The information on, or that may be accessed through, our website is not incorporated by reference into and should not be considered a part of this prospectus.

THE OFFERING

Common stock to be offered:	259,000(1)

Terms of the Offering:	Each Selling Stockholder will determine when and how to sell the Shares offered in this prospectus, as described in “Plan of Distribution.”

Use of proceeds:	We will not receive any proceeds from the sale of Shares in this offering. See the sections titled “Use of Proceeds” and “Selling Stockholders” for additional information.

Risk factors:	You should read the section titled “Risk Factors” for a discussion of factors to consider carefully, together with all the other information included in this prospectus, before deciding to invest in our common stock.

The Nasdaq Capital Market symbol:	“APDN”

(1) Represents shares of common stock issuable upon exercise of Warrants held by the Selling Stockholders.

The selling stockholders named in this prospectus may offer and sell up to 259,000 shares of our common stock. Our common stock is currently listed on The Nasdaq Capital Market under the symbol “APDN.” Shares of our common stock that may be offered under this prospectus will be fully paid and non-assessable. We will not receive any of the proceeds of sales by the selling stockholders of any of the common stock covered by this prospectus. We will, however, receive the net proceeds from any warrants that are exercised for cash. Throughout this prospectus, when we refer to the shares of our common stock being registered on behalf of the selling stockholders for offer and resale, we are referring to the shares of common stock that have been issued to the selling stockholders and the shares of common stock issuable upon exercise of Warrants issued in the Private Placement described in the section titled “Private Placement”. When we refer to the Selling Stockholders in this prospectus, we are referring to the Selling Stockholders identified in this prospectus and, as applicable, their permitted transferees or other successors-in-interest that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part.

RISK FACTORS

Investment in our securities involves a high degree of risk. In addition to the risks and investment considerations discussed elsewhere in this prospectus or any document incorporated by reference herein, the following factors should be carefully considered by anyone purchasing the securities offered by this prospectus. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations. We also update risk factors from time to time in our periodic reports on Forms 10-K, 10-Q and 8-K which will be incorporated by reference in this prospectus. If any of the following risks actually occur, our business could be harmed. In such case, the trading price of our common stock could decline and investors could lose all or a part of their investment.

See also the statements contained under the heading “Special Note Regarding Forward Looking Statements” and “Summary of Risks.”

Risks Relating to this Offering:

 If you purchase the common stock, you may experience immediate dilution as a result of this offering.

Since the price per share of our common stock being offered may be substantially higher than the net tangible book value per share of our common stock, you may suffer immediate and substantial dilution in the net tangible book value of the common stock you purchase in this offering.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock that could result in further dilution to investors purchasing our common stock in this offering or result in downward pressure on the price of our common stock. We may sell shares of our common stock or other securities in any other offering at prices that are higher or lower than the prices paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. Moreover, to the extent that we issue options or warrants to purchase, or securities convertible into or exchangeable for, shares of our common stock in the future and those options, warrants or other securities are exercised, converted or exchanged, stockholders may experience further dilution.

The trading price of our common stock has been, and is likely to continue to be highly volatile and could be subject to wide fluctuations in response to various factors, some of which are beyond our control.

Our stock price is volatile. During the period from January 1, 2020 to January 11, 2021, the closing price of our common stock ranged from a high of $15.21 per share to a low of $2.80 per share. The stock market in general and the market for smaller pharmaceutical and biotechnology companies in particular have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. On January 13, 2021, we closed a registered direct public offering of 1,810,000 shares of our common stock to certain institutional investors, which may increase the volatility of our common stock. As a result of this volatility, you may not be able to sell your common stock at or above the public offering price and you may lose some or all of your investment.

Risks Relating to Our Business:

The COVID-19 global pandemic may continue to materially and adversely impact our business, financial condition and results of operations.

Our business has been and could continue to be materially and adversely affected by the outbreak of a widespread health epidemic. The present coronavirus (or COVID-19) pandemic has disrupted our operations and has affected our business, as government authorities impose mandatory closures, work-from-home orders and social distancing protocols or impose other restrictions that could materially adversely affect our ability to adequately staff and maintain our operations. Portions of our business are considered “essential” such as our government and pharmaceutical contracts, as well as our vaccine and diagnostic candidate development and our COVID-19 Surveillance Testing. However, we have experienced, and may continue to experience in the future, facility closures related to our “nonessential” businesses, and pursuant to the government order, the Company has reduced the scope of its operations and where possible, certain workers are telecommuting from their homes. As a result of COVID-19 we have experienced a decline in revenues from non-biological tagging and related services. As the COVID-19 outbreak and responses to it continue to evolve, we may experience further adverse impacts on our operations, including our ability to secure supplies, and our ability to access capital on favorable terms, or at all, may be impaired. There may also be long-term effects on our customers in and the economies of affected countries. Although the duration and ultimate impact of these factors is unknown at this time, the decline in economic conditions due to COVID-19, or another disease causing similar impacts, may adversely affect our business, financial condition and results of operations and such impact may be material.

There is substantial doubt relating to our ability to continue as a going concern.

We have recurring net losses, which have resulted in an accumulated deficit of $269,835,650 as of September 30, 2020. We have incurred a net loss of $13,028,904 for the fiscal year ended September 30, 2020. At September 30, 2020, we had cash and cash equivalents of $7,786,743. We have concluded that these factors raise substantial doubt about our ability to continue as a going concern for one year from the issuance of the financial statements. In addition, the report from our independent registered public accounting firm for the year ended September 30, 2020 includes an explanatory paragraph stating that our significant losses and needs to raise additional funds to meet our obligations and sustain operations raise substantial doubt about our ability to continue as a going concern. On January 13, 2021, we closed a registered direct public offering of 1,810,000 shares of our common stock to certain institutional investors at a price of $8.30 per share resulting in total gross proceeds of approximately $15,000,000 before deducting placement agent fees and other offering expenses. We will continue to seek to raise additional working capital through public equity, private equity or debt financings. If we fail to raise additional working capital, or do so on commercially unfavorable terms, it would materially and adversely affect our business, prospects, financial condition and results of operations, and we may be unable to continue as a going concern. Future reports from our independent registered public accounting firm may also contain statements expressing substantial doubt about our ability to continue as a going concern. If we seek additional financing to fund our business activities in the future and there remains substantial doubt about our ability to continue as a going concern, investors or other financing sources may be unwilling to provide additional funding to us on commercially reasonable terms, if at all.

Our new emphasis on biotherapeutic contract research and manufacturing and COVID-19 diagnostic and surveillance testing may reduce our ability to maintain and expand our existing Non-Biologic Tagging businesses.

Our new emphasis on biotherapeutic contract research and manufacturing and COVID-19 diagnostic and surveillance testing may divert funding and our limited managerial and other resources from our existing non-biologic tagging businesses. This may have the effect of reducing opportunities to grow or maintain revenues in our existing businesses while at the same time we may fail in our biotherapeutic contracts research and manufacturing and COVID-19 diagnostic and surveillance testing efforts.

Risks Relating to Our Product Candidates, Manufacturing, Development, and Industries:

Our LineaTM COVID-19 Assay Kit is being sold under an FDA EUA.

Our LineaTM COVID-19 Assay Kit has not been cleared or approved by FDA, but has been authorized for sale under an EUA. The FDA has the authority to grant an EUA to allow unapproved medical products to be used in an emergency when there are no adequate, approved, and available alternatives. The EUA authorizes our test to be used by laboratories certified to perform high complexity testing under CLIA. The EUA includes conditions of authorization with which we must comply, including, but not limited to, compliance with labeling, distribution of materials designed to ensure proper use, reporting obligations, and restrictions on advertising and promotion. Distributors of and laboratories using our LineaTM COVID-19 Assay Kit must also comply with the relevant provisions of our EUA. The EUA is only effective for the duration of the COVID-19 public health emergency. The FDA may revoke or terminate the EUA sooner if, for example, we fail to comply with the terms of the EUA or our test is determined to be less accurate than it was initially believed to be. We cannot predict how long the EUA will remain in place. If the EUA is revoked or terminated, it could significantly harm our business, results of operations, and profits.

Our safeCircleTM surveillance testing service could become obsolete or its utility could be significantly diminished.

Surveillance testing is not regulated by the FDA and CMS has stated that CLIA certification is not required to conduct surveillance testing. ADCL is offering its safeCircleTM surveillance testing in compliance with current CDC, FDA, CMS and New York State Department of Health recommendations. The regulatory framework or recommendations regarding COVID-19 Surveillance Testing could change at any time. Further, our COVID-19 Surveillance Testing may become obsolete for a variety of reasons, including an end to the current pandemic or the development and widespread distribution of a vaccine, including the vaccines developed by Pfizer-BioNTech or Moderna for which the FDA has recently granted emergency use authorization. In addition, the utility of these services will also diminish if positivity rates reach levels high enough to render surveillance testing ineffective or inefficient.

Our LineaTM COVID-19 Assay Kits could become obsolete or their utility could be significantly diminished.

Our LineaTM COVID-19 Assay Kits may become obsolete for a variety of reasons, including an end to the current pandemic, the development and widespread distribution of a vaccine, including the vaccines developed by Pfizer-BioNTech or Moderna for which the FDA has recently granted emergency use authorization. In addition, future or currently undiscovered mutations to the COVID-19 virus could result in our LineaTM COVID-19 Assay Kits suffering a loss of sensitivity and resulting loss of utility.

Our LineaTM COVID-19 Assay Kit may result in false negatives.

False negative test results are a risk with all laboratory tests, including COVID-19 molecular diagnostic tests. A false negative occurs with a COVID-19 molecular diagnostic when an individual who is infected with the virus tests negative for the virus.  False negatives can occur in the presence or absence of a mutation in the COVID-19 virus.  In the presence of a mutation in the virus, false negatives can occur if a mutation occurs in the region of the virus that the test is designed to assess.  The risk of false negatives in the presence of a mutation is increased with tests that only assess a single region of the COVID-19 virus as compared to tests that assess more than one region of the virus.  Our LineaTM COVID-19 Assay Kit test assesses two regions of the virus, thus reducing the likelihood of false negatives in the presence of one or more COVID-19 mutations.  Regardless, false negatives may occur with our LineaTM COVID-19 Assay Kit in the presence or absence of one or more COVID-19 mutations.  If false negatives occur with our LineaTM COVID-19 Assay Kit, individuals will incorrectly believe they do not have COVID-19 and could further spread the virus thereby jeopardizing the health of others.

Other companies may develop and obtain authorization for molecular diagnostics that can detect the 69—70del mutation.

The 69—70del mutation is a mutation that is found in several variants of COVID-19, including, but not limited to the so called “UK Variant” or the B.1.1.7 variant.  The B.1.1.7 variant has been associated with an increased risk of transmission. According to an Alert to Health Care Providers and Clinical Laboratory Staff and a Letter to Health Care Providers and Clinical Laboratory Staff both issued by the FDA on January 8, 2021, there are currently only two EUA authorized COVID-19 molecular diagnostics that can indicate a sample contains the 69—70del mutation, including our LineaTM COVID-19 Assay Kit.  Other companies may develop and obtain Emergency Use Authorization for COVID-19 molecular diagnostics that can detect the 69—70del mutation.  Such tests would compete with our test and could negatively impact sales of our LineaTM COVID-19 Assay Kit.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares of common stock by the Selling Stockholders. However, we will receive proceeds from the exercise of the Warrants by the Selling Stockholders to the extent they are exercised for cash. We estimate that the maximum proceeds that we may receive from the exercise of the Warrants, assuming all the Warrants are exercised at their average exercise price of $7.14, will be $1,850,360. We do not know, however, whether any of the Warrants will be exercised or, if any of the Warrants are exercised, when they will be exercised. It is possible that the Warrants will expire and never be exercised. There are circumstances under which the Warrants may be exercised on a cashless basis. In these circumstances, even if the Warrants are exercised, we may not receive any proceeds, or the proceeds that we do receive may be significantly less than what we might expect. We intend to use the aggregate net proceeds from the exercise of the Warrants for general corporate purposes, including working capital, for research and development and to advance the adoption of our LinearDNA™ manufacturing platform. The actual allocation of proceeds realized from the exercise of these Securities will depend upon the amount and timing of such exercises, our operating revenues and cash position at such time and our working capital requirements. The Selling Stockholders will pay any expenses incurred by the Selling Stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Stockholders in disposing of their shares of common stock. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration fees and fees and expenses of our counsel and our accountants.

DIVIDEND POLICY

We have never paid cash dividends on our common stock. We anticipate that we will retain all of our future earnings, if any, for use in the expansion and operation of our business and do not anticipate paying cash dividends in the foreseeable future.

PRIVATE PLACEMENT OF WARRANTS

On July 17, 2019, we issued $1.5 million of secured convertible notes (the “July 2019 Notes”), bearing interest at a rate of 6% per annum, in a non-brokered private placement with an accredited investor, Dillon Hill Capital, LLC, one of the Selling Stockholders hereof.

On November 15, 2019, we closed an underwritten public offering where we issued and sold 2,285,000 shares of our common stock and 2,285,000 accompanying common warrants (the “2019 Warrants”) each with the right to purchase one share of our common stock at an exercise price of $5.25 per share. In such offering, the Selling Stockholders purchased certain of the 2019 Warrants. On October 7, 2020, we entered into Warrant Exercise Agreements (each, a “Warrant Exercise Agreement”) with each of the Selling Stockholders, whereby 318,000 of our 2019 Warrants were exercised. The gross proceeds to the Company from this partial exercise of the 2019 Warrants was $1,669,500.

On October 9, 2020, the Company entered into a letter agreement with Dillon Hill Capital, LLC as sole holder of the July 2019 Notes for the repayment in full of such notes, in an aggregate amount of $1,665,581, representing their outstanding principal amount plus accrued but unpaid interest through their scheduled maturity date. The Company paid such payoff amount on October 9, 2020.

In consideration of this partial exercise of the 2019 Warrants and of the consent to repayment of the July 2019 Notes, the Company agreed to issue pursuant to the Warrant Exercise Agreement (the “Private Placement”), in addition to the 318,000 shares of common stock issued upon exercise of the 2019 Warrants, 159,000 replacement warrants (the “Warrants”) to the Selling Stockholders, which is an amount equal to one-half the amount of the 2019 Warrants exercised pursuant to the Warrant Exercise Agreements. The Warrants have an average exercise price of $7.54, the closing price on The Nasdaq Capital Market of the Company’s common stock on the date of the applicable warrant exercise.

The quantity, issue date, exercise price and expiration date of the Warrants are listed in the table below:

Quantity	Issuance Date	Exercise Price	Expiration Date
159,000	October 7, 2020	$7.54	October 7, 2025
50,000	December 9, 2020	$6.57	December 9, 2025
50,000	December 10, 2020	$6.46	December 10, 2025

Each Warrant is exercisable for one share of common stock beginning on the date of issuance thereof and ending on the five year anniversary of such date. The exercise price and number of shares of common stock issuable upon exercise of the Warrants are subject to adjustment in the event of any stock dividend, split, recapitalization, reorganization or similar transaction, as described in the Warrants. Subject to limited exceptions, a holder of a Warrant will not have the right to exercise any portion of its Warrant if the holder, together with its affiliates, would beneficially own in excess of 9.99% of the number of shares of common stock outstanding immediately after giving effect to such exercise (the “Beneficial Ownership Limitation”); provided that upon 61 days’ prior notice to the Company, the holder may elect to increase or decrease the Beneficial Ownership Limitation, although in no event may the Beneficial Ownership Limitation exceed 9.99%. Each Warrant includes an adjustment provision that, subject to certain exceptions, reduces its exercise price if the Company issues common stock or common stock equivalents at a price lower than the then-current exercise price of such Warrant, subject to a minimum exercise price of 21% of such Warrant’s initial exercise price per share. Under certain limited circumstances, including that the daily volume weighted average price of the common stock for each of 20 consecutive trading days has exceeded three times the exercise price of such Warrant, the Company may call for cancellation of all or any portion of such Warrant for which a notice of exercise has not yet been delivered for consideration equal to $0.001 per share of common stock for which such Warrant is excisable.

The Warrants will not be registered nor listed on any exchange but are the subject of registration rights agreements, entered into with each Selling Stockholder concurrently with the respective Warrant Exercise Agreement, pursuant to which the Company agreed to file a registration statement by January 20, 2021 with respect to the common stock underlying the Warrants. If at the time of exercise of the Warrants there is no effective registration statement registering, or the prospectus contained therein is not available for the issuance of the common stock underlying the Warrants to the applicable Selling Stockholder, then such Warrant may also be exercised, in whole or in part, at such time by means of a “cashless exercise” in which the Selling Stockholder will be entitled to receive a number of shares of common stock as determined by the terms of the Warrant.

The Private Placement is further described in the Company’s Periodic Report on Form 8-K filed October 14, 2020.

The private placement of the Warrants was completed in reliance upon the exemption from registration provided for by Section 4(a)(2) of the Securities Act or 1933 as amended (the “Securities Act”) and by Rule 506 of Regulation D promulgated under the Securities Act. Each Selling Stockholder represented to the Company in its Warrant Exercise Agreement that it is an “accredited investor” as that term is defined in Rule 501 of Regulation D.

SELLING STOCKHOLDERS

We have prepared this prospectus to allow the Selling Stockholders we have identified herein, including their transferees, pledgees, donees and successors in interest, to offer for resale up to 259,000 shares of our common stock (assuming exercise of all Warrants).

The common stock being offered by the Selling Stockholders is that issuable to the Selling Stockholders upon exercise of the Warrants. For additional information regarding the issuances of those shares of common stock and Warrants, see “Private Placement of Warrants” above. We are registering the shares of common stock in order to permit the Selling Stockholders to offer the Securities for resale from time to time.

The registration of the sale of shares of common stock held by the Selling Stockholders does not mean that they will sell or otherwise dispose of all or any of those securities. The Selling Stockholders may sell or otherwise dispose of all, a portion or none of such shares from time to time. See “Plan of Distribution.” We do not know the number of shares, if any, that will be offered for sale or other disposition by any of the Selling Stockholders under this prospectus. Furthermore, the Selling Stockholders may have sold, transferred or disposed of the shares of common stock covered hereby in transactions exempt from the registration requirements of the Securities Act since the date on which we filed this prospectus. As a result, we cannot estimate the number of shares of common stock each of the Selling Stockholders will beneficially own after termination of sales under this prospectus. In addition, each of the Selling Stockholders may have sold, transferred or otherwise disposed of all or a portion of its shares of common stock since the date on which it provided information for the table below.

In accordance with the terms of a registration rights agreement with the Selling Stockholders, this prospectus generally covers the resale of the maximum number of shares of common stock issuable upon exercise of the Warrants issued pursuant to the Warrant Exercise Agreements, determined as if the outstanding Warrants were exercised in full as of the trading day immediately preceding the date this registration statement was initially filed with the SEC, without regard to any limitations on the exercise of the Warrants.

Except as otherwise described in this prospectus, none of the Selling Stockholders has, or within the past three years has had, any position, office or other material relationship with us or any of our affiliates. None of the Selling Stockholders is a broker-dealer or an affiliate of a broker-dealer.

The table below sets forth certain information with respect to each Selling Stockholder, including (i) the name of each Selling Stockholder; (ii) the number of shares of our common stock beneficially owned by each Selling Stockholder before this offering; (iii) the maximum number of shares being offered by each Selling Stockholder pursuant to this prospectus; and (iv) each Selling Stockholder’s beneficial ownership after completion of this offering, assuming that all of the shares covered hereby (but no other shares, if any, held by the Selling Stockholders) are sold.

The table is based on information supplied to us by the Selling Stockholders or in Schedules 13G or 13D and other public documents filed with the SEC, with beneficial ownership and percentage ownership determined in accordance with the rules and regulations of the SEC, and includes information with respect to voting or investment power with respect to shares of stock. This information does not necessarily indicate beneficial ownership for any other purpose.

The percentage of each Selling Stockholder’s ownership before and after this offering is based on 7,471,474 shares of common stock outstanding as of January 15, 2021.

Name and Address of Selling Stockholders	No. of Shares of Common Stock Beneficially Owned Prior to this Offering	Percentage of Outstanding Shares of Common Stock Beneficially Owned Prior to this Offering[1]	No. of Shares of Common Stock Offered by Selling Stockholders	No. and Percentage of Outstanding Shares of Common Stock Beneficially Owned Subsequent to this Offering[2]
Dillon Hill Capital, LLC[3]	301,000	3.9%	100,000	201,000 ; 2.6%
Dillon Hill Investment Company LLC[3]	357,739	4.6%	159,000	198,739 ; 2.6%

1 Includes the common stock issued upon the exercise of the 2019 Warrants under the applicable Warrant Exercise Agreement.

2 We have assumed that the Selling Stockholders will not acquire beneficial ownership of any additional securities issued by us during the Offering.

   Assumes all Warrants are exercised.

3 Based on a Schedule 13G/A filed with the SEC on January 20, 2021, Bruce Grossman is the sole member of Dillon Hill Capital, LLC and a trust of which Bruce Grossman’s spouse is the co-trustee is the sole member of Dillon Hill Investment Company LLC. As such, Bruce Grossman may be deemed to beneficially own the securities held of record by the Selling Stockholders. Bruce Grossman disclaims any such beneficial ownership. The principal business address of Bruce Grossman is c/o Dillon Hill Capital LLC, 200 Business Park Drive, Suite 306, Armonk, NY 10504. If required, information about other selling stockholders, except for any future transferees, pledgees, donees or successors of the Selling Stockholders named in the table above, will be set forth in a prospectus supplement or amendment to the registration statement of which this prospectus is a part. Additionally, post-effective amendments to the registration statement will be filed to disclose any material changes to the plan of distribution from the description contained in this prospectus.

PLAN OF DISTRIBUTION

We are registering the shares of common stock issuable to the Selling Stockholders upon the exercise of the Selling Stockholders’ Warrants purchased in the Private Placement to permit the resale of these shares of common stock by the holders of the shares of common stock from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the Selling Stockholders of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

The Selling Stockholders, which may include donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a Selling Stockholder as a gift, pledge, partnership distribution or other transfer, may sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time on any stock exchange, market or trading facility on which the shares are traded or in private transactions.

A Selling Stockholder may use any one or more of the following methods when disposing of shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	through agreements between broker-dealers and the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted by applicable law.

The Selling Stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The Selling Stockholders also may transfer the shares of common stock in other circumstances, in which case the pledgees, transferees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The Selling Stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, as permitted by that rule, or Section 4(a)(1) under the Securities Act, if available, rather than under this prospectus; provided that they meet the criteria and conform to the requirements of those provisions.

In connection with the sale of our common stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The Selling Stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into options or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to each such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

 The aggregate proceeds to the Selling Stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the Selling Stockholders reserves the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The Selling Stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling Stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

If underwriters are used in the sale, the shares of common stock will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. In connection with any such underwritten sale of shares of common stock, underwriters may receive compensation from the selling stockholders, for whom they may act as agents, in the form of discounts, concessions or commissions. If the selling stockholders use an underwriter or underwriters to effectuate the sale of shares of common stock, we and/or they will execute an underwriting agreement with those underwriters at the time of sale of those shares of common stock.

To the extent required by law, the names of the underwriters will be set forth in a prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes the prospectus supplement and the accompanying prospectus used by the underwriters to sell those securities. The obligations of the underwriters to purchase those shares of common stock will be subject to certain conditions precedent, and unless otherwise specified in a prospectus supplement, the underwriters will be obligated to purchase all the shares of common stock offered by such prospectus supplement if any of such shares of common stock are purchased. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

We have advised the Selling Stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Stockholders and their affiliates. The Selling Stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares of common stock of the selling stockholders. We have agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act, and the Selling Stockholders may be entitled to contribution. We may be indemnified by the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by the Selling Stockholders specifically for use in this prospectus, or we may be entitled to contribution.

We have agreed with the Selling Stockholders to keep the registration statement of which this prospectus forms a part effective until the earlier of (i) the date as of which the Selling Stockholders may sell all of the common stock covered by such registration statement without restriction or limitation pursuant to Rule 144 and without the requirement to be in compliance with Rule 144(c)(1) (or any successor thereto) promulgated under the Securities Act or (ii) the date on which the Selling Stockholders shall have sold all of the common stock covered by such registration statement.

Listing

Our common stock is listed on The Nasdaq Capital Market under the symbol “APDN.”

LEGAL MATTERS

The validity of the issuance of the Securities offered hereby will be passed upon for us by Troutman Pepper Hamilton Sanders LLP, New York, New York.

EXPERTS

Marcum LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended September 30, 2020, as set forth in their report, which includes an explanatory paragraph as to the Company’s ability to continue as a going concern as described in Note B to the consolidated financial statements, dated December 17, 2020, which is incorporated by reference in the prospectus and elsewhere in this registration statement. Our consolidated financial statements are incorporated by reference in reliance on Marcum LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 (File No. 333- ), of which this prospectus is a part, under the Securities Act, to register the shares of common stock offered by this prospectus. However, this prospectus does not contain all of the information contained in the Registration Statement. We have omitted from this prospectus some parts of the Registration Statement as permitted by the rules and regulations of the SEC. Statements in this prospectus concerning any document we have filed as an exhibit to the Registration Statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified in their entirety by reference to these filings. In addition, we file annual, quarterly and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge through the Internet. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act, can also be accessed free of charge from our website at http://www.adnas.com. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on our website is not part of this prospectus.

 INFORMATION INCORPORATED BY REFERENCE

We have elected to incorporate certain information by reference into this prospectus. By incorporating by reference, we can disclose important information to you by referring you to other documents we have filed or will file with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any statements in the prospectus or any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC, except in each case the information contained in such document to the extent “furnished” and not “filed”:

•	Our Annual Report on Form 10-K for the year ended September 30, 2020, as filed with the SEC on December 17, 2020
•	Our Current Report on Form 8-K, as filed with the SEC on January 11, 2021
•	Our Current Report on Form 8-K, as filed with the SEC on January 13, 2021
•	Our Current Report on Form 8-K, as filed with the SEC on January 20, 2021
•	The description of our capital stock contained in our registration statement on Form 8-A (File No. 001-36745) filed with the Commission on November 13, 2014, pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description

All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of the registration statement to which this prospectus forms a part of and prior to the effectiveness of such registration statement or after the date of this prospectus and prior to the termination or completion of the offering of Securities under this prospectus shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing such reports and other documents.

You may obtain a copy of any or all of the documents referred to above which may have been or may be incorporated by reference into this prospectus, except for exhibits to those documents (unless the exhibits are specifically incorporated by reference into those documents) at no cost to you by writing or telephoning us at the following address: Office of the Corporate Secretary, Applied DNA Sciences, Inc., 50 Health Sciences Drive, Stony Brook, New York 11790, telephone (631) 240-8800.

Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act, can also be accessed free of charge from our website at http://www.adnas.com. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on our website is not part of this prospectus.

259,000 Shares

Common Stock

Offered by the Selling Stockholders

PROSPECTUS

January 20, 2021

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Disclosure of Commission Position on Indemnification for Securities Act Liabilities.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 14. Other Expenses of Issuance and Distribution.

Set forth below is an estimate (except in the case of the registration fee) of the amount of fees and expenses to be incurred in connection with the issuance and distribution of the offered Securities registered hereby, other than underwriting discounts and commissions, if any, incurred in connection with the sale of the offered Securities. All such amounts will be borne by us.

SEC Registration Fee	$257
Legal Fees and Expenses	$30,000
Accounting Fees and Expenses	$7,500
Miscellaneous Fees and Expenses	$2,000
Total:	$39,757

Item 15. Indemnification of Directors and Officers.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Certificate of Incorporation provides to the fullest extent permitted by Delaware law that our directors or officers shall not be personally liable to us or our stockholders for damages for breach of such director’s or officer’s fiduciary duty. The effect of this provision of our Certificate of Incorporation is to eliminate our rights and the rights of our stockholders (through stockholders’ derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Certificate of Incorporation are necessary to attract and retain qualified persons as directors and officers.

Our Certificate of Incorporation also provides that we shall have the power to indemnify, to the extent permitted by the Delaware General Corporation Law, as it presently exists or may hereafter be amended from time to time, any employee or agent of ours who was or is a party or is threatened to be made a party to any proceeding by reason of the fact that he or she is or was a director, officer, employee or agent of ours or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any such proceeding.

Section 9.3 of our By-Laws provides for the indemnification of our directors, officers and employees to the fullest extent permitted by the Delaware General Corporation Law.

We have entered into an indemnification agreement (each, an “Indemnification Agreement”) with each of our directors and executive officers. In general, the Indemnification Agreement obligates us to indemnify a director or executive officer, to the fullest extent permitted by applicable law, for certain expenses, including attorneys’ fees, judgments, penalties, fines and settlement amounts actually and reasonably incurred by them in any action or proceeding arising out of their services as one of our directors or executive officers, or any of our subsidiaries or any other company or enterprise to which the person provides services at our request. In addition, the Indemnification Agreement provides for the advancement of expenses incurred by the indemnitee in connection with any covered proceeding to the fullest extent permitted by applicable law. The rights provided by the Indemnification Agreement are in addition to any other rights to indemnification or advancement of expenses to which the indemnitee may be entitled under applicable law, our Certificate of Incorporation, as amended, or bylaws, or otherwise.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of ours pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of ours in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the Securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We maintain a director and officer insurance policy that covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers.

Item 16. Exhibits

A list of exhibits filed with this registration statement on Form S-3 is set forth on the Exhibit Index and is incorporated herein by reference.

Item 17. Undertakings.

(a)       The undersigned Registrant hereby undertakes:

(1)        to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2)        that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)        to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

(4)        that, for the purpose of determining liability under the Securities Act to any purchaser: (i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and (ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b)        The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant, Applied DNA Sciences, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Stony Brook, State of New York, on the 20th day of January 2021.

APPLIED DNA SCIENCES, INC.

By:	/s/ James A. Hayward
James A. Hayward
Chairman, President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below appoints Dr. James A. Hayward and Ms. Beth M. Jantzen, and each of them, any of whom may act without the joinder of the other, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any Registration Statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462 under the Securities Act of 1933 and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them of their or his substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933 this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JAMES A. HAYWARD	Chairman, President, Chief	January 20, 2021
James A. Hayward	Executive Officer and Director
(Principal Executive Officer)

/s/ BETH M. JANTZEN	Chief Financial Officer	January 20, 2021
Beth M. Jantzen	(Principal Financial Officer and Principal Accounting Officer)

/s/ JOHN BITZER, III	Director	January 20, 2021
John Bitzer, III

/s/ ROBERT CATELL	Director	January 20, 2021
Robert Catell

/s/ JOSEPH D. CECCOLI	Director	January 20, 2021
Joseph D. Ceccoli

/s/ SCOTT L. ANCHIN	Director	January 20, 2021
Scott L. Anchin

/s/ YACOVA A. SHAMASH	Director	January 20, 2021
Yacova A. Shamash

/s/ SANFORD R. SIMON	Director	January 20, 2021
Sanford R. Simon

/s/ ELIZABETH M. SCHMALZ FERGUSON	Director	January 20, 2021
Elizabeth M. Schmalz Ferguson

EXHIBIT INDEX

Exhibit	Description

3.1	Conformed version of Certificate of Incorporation of the Registrant, as most recently amended by the Fifth Certificate of Amendment, effective Thursday, September 17, 2020 filed as an exhibit to the Form S-8 filed with the Commission on October 7, 2020 and incorporated herein by reference.

3.2	By-Laws of the Registrant filed as an exhibit to the current report on Form 8-K filed with the Commission on January 16, 2009 and incorporated herein by reference.

4.1	Warrant Exercise Agreement, dated October 7, 2020, by and between the Registrant and Dillon Hill Capital, LLC filed as an exhibit to the current report on Form 8-K filed with the Commission on October 14, 2020 and incorporated herein by reference.

4.2	Warrant Exercise Agreement, dated October 7, 2020, by and between the Registrant and Dillon Hill Investment Company LLC filed as an exhibit to the current report on Form 8-K filed with the Commission on October 14, 2020 and incorporated herein by reference.

4.3	Form of Common Stock Purchase Warrant issued by the Registrant filed as an exhibit to the current report on Form 8-K filed with the Commission on October 14, 2020 and incorporated herein by reference.

4.4	Registration Rights Agreement, dated October 7, 2020, by and between the Registrant and Dillon Hill Capital, LLC filed as an exhibit to the current report on Form 8-K filed with the Commission on October 14, 2020 and incorporated herein by reference.

4.5	Registration Rights Agreement, dated October 7, 2020, by and between the Registrant and Dillon Hill Investment Company, LLC filed as an exhibit to the current report on Form 8-K filed with the Commission on October 14, 2020 and incorporated herein by reference.

5.1	Opinion of Troutman Pepper Hamilton Sanders LLP (filed herewith)

23.1	Consent of Marcum LLP

23.2	Consent of Troutman Pepper Hamilton Sanders LLP (included in Exhibit 5.1)